EXHIBIT 21.1


                          SUBSIDIARIES OF BIOTEL, INC.

            NAME                                STATE OF INCORPORATION    PERCENTAGE OWNED
            ----                                ----------------------    ----------------
Braemar, Inc.                                         North Carolina            100%
Carolina Medical, Inc.                                Minnesota                 100%
Advanced Biosensor Inc.                               Delaware                  100%
Agility Centralized Research Services, Inc.           Minnesota                 100%